UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 19, 2016 (May 12, 2016)

TORCHMARK CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices)
Registrant’s telephone number, including area code: (972) 569-4000
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 is being filed to correct an error in the alignment of the number of shares reported as AGAINST votes for each listed director on Proposal I in Item 5.07 Submission of Matters to a Vote of Security Holders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	Annual Meeting of Shareholders held May 12, 2016

(b)	Proposal I - Election of Directors for One Year Terms

	For	Against	Abstain	Broker Non-Vote
Charles E. Adair	87,867,598	1,173,937	126,000	13,784,063
Marilyn A. Alexander	88,796,165	221,215	150,155	13,784,063
David L. Boren	87,974,408	1,122,005	71,122	13,784,063
Jane M. Buchan	88,761,789	297,760	107,986	13,784,063
Gary L. Coleman	87,467,326	1,497,627	202,582	13,784,063
Larry M. Hutchison	87,472,714	1,491,288	203,533	13,784,063
Robert W. Ingram	88,766,329	280,182	121,024	13,784,063
Lloyd W. Newton	88,354,578	639,301	173,656	13,784,063
Darren M. Rebelez	88,389,186	667,004	111,345	13,784,063
Lamar C. Smith	87,758,352	1,251,564	157,619	13,784,063
Paul J. Zucconi	88,031,344	1,006,393	129,798	13,784,063

Proposal II -

	For	Against	Abstain	Broker Non-Vote
Ratification of Deloitte & Touche LLP as Independent Auditor for 2016	102,106,290	728,120	117,188	—

Proposal III -

	For	Against	Abstain	Broker Non-Vote
Advisory Approval of 2015 Executive Compensation (Annual “Say-on-Pay”)	85,023,139	3,743,356	400,869	13,784,234

(c)	Not applicable.

(d)
Torchmark will include a shareholder vote on the compensation of executives in its proxy materials each year until the next required vote in 2017 on the frequency with which shareholders will vote on the compensation of executives as disclosed in proxy statements.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: May 19, 2016

/s/ Carol A. McCoy
Carol A. McCoy, Vice President, Associate Counsel and Corporate Secretary